Exhibit (h)(iii)(D)
THIRD AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT
THIS THIRD AMENDMENT (the “Amendment”), to the Fund Accounting Servicing Agreement, dated as of January 1, 2017, as amended (the "Agreement"), effective as of the last date in the signature block below (the “Effective Date”), is entered into by and between FMI Funds, Inc., a Maryland corporation (the "Company"), and U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company ("Fund Services").
RECITALS
WHEREAS, the Company and Fund Services have entered into the Agreement; and
WHEREAS the Company and Fund Services desire to add the FMI Global Fund - Institutional Class Shares to its series; and
WHEREAS, Section 14 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree as follows:
1.	Exhibit A, the listings of funds offered, is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.
FMI FUNDS, INC. U.S. BANCORP FUND SERVICES, LLC

By: ______________________________                                    By: ________________________________
Name: John S. Brandser                                                                     Name: ______________________________
Title: President                                                                Title: _______________________________
Date: _______________________________                                Date: _______________________________

Exhibit A to the Fund Accounting Agreement – FMI Funds, Inc

Separate Series of FMI Funds, Inc
Name of Series
FMI Common Stock - Institutional Class Shares
FMI Common Stock - Investor Class Shares
FMI International - Institutional Class Shares
FMI International - Investor Class Shares
FMI Large Cap - Institutional Class Shares
FMI Large Cap - Investor Class Shares
FMI International Fund II - Currency Unhedged - Institutional Class Shares
FMI Global Fund - Institutional Class Shares